EXHIBIT 1

                           JOINT FILING AGREEMENT

          In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, the undersigned agree to a joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the shares and the warrants to purchase shares of the common stock, par value $0.001 per share, of NBG Radio Network, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes the other party to this Agreement to file on its behalf any and all amendments to such Statement.



                                         MCG CAPITAL CORPORATION


                                   By:      /s/ Samuel G. Rubenstein
                                         -----------------------------------
                                         Name:  Samuel G. Rubenstein
                                         Title: Attorney-in-Fact


Dated: July 11, 2001


                                         MCG FINANCE CORPORATION

                                   By:      /s/ Samuel G. Rubenstein
                                         -----------------------------------
                                         Name:  Samuel G. Rubenstein
                                         Title: Attorney-in-Fact


Dated:   July 11, 2001